Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2007 THIRD QUARTER FINANCIAL RESULTS
     KILGORE, Texas, November 6, 2007 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the third quarter ended September 30, 2007.
     MMLP reported net income for the third quarter of 2007 of $5.5 million, or $0.35 per limited partner unit. This compared to net income for the third quarter of 2006 of $4.3 million, or $0.32 per limited partner unit. Revenues for the third quarter of 2007 were $184.9 million compared to $147.5 million for the third quarter of 2006. Third quarter 2007 net income was negatively impacted by a $1.2 million non-cash derivatives loss. This non-cash adjustment resulted in a reduction to net income of approximately $0.08 per limited partner unit.
     MMLP reported net income for the nine months ended September 30, 2007 of $17.2 million, or $1.17 per limited partner unit. This compared to net income for the nine months ended September 30, 2006 of $13.9 million, or $1.05 per limited partner unit. Revenues for the nine months ended September 30, 2007 were $503.0 million, compared to revenues of $427.4 million for the nine months ended September 30, 2006. For the nine months ended September 30, 2007, net income was negatively impacted by a $2.0 million non-cash derivatives loss. This non-cash adjustment resulted in a reduction to net income of approximately $0.15 per limited partner unit.
     The Company’s distributable cash flow for the third quarter of 2007 was $10.5 million. The Company’s distributable cash flow for the nine months ended September 30, 2007 was $33.6 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     Included with this press release are MMLP’s Consolidated and Condensed Balance Sheets as of September 30, 2007 and December 31, 2006, its Consolidated and Condensed Statements of Operations for the three and nine months ended September 30, 2007 and 2006 and its Consolidated and Condensed Statements of Cash Flows for the nine months ended September 30, 2007 and 2006. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 6, 2007.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “Our overall business continues to perform well heading into the fourth quarter and into 2008. While we experienced our normal third quarter seasonality, I am pleased with the continued strength in the majority of our business segments. Once again, our Natural Gas Services, Marine Transportation and Fertilizer segments performed well. As a result of our improved performance, we have increased our quarterly distribution in each of the last four quarters, resulting in a total increase of 11%. We continue to remain positive looking ahead as we benefit from full utilization of our organic growth projects that were under construction during the first half of 2007. Despite some initial operational delays with the third quarter startup of the sulfuric acid plant, we have been running at full capacity for over thirty days and expect to realize our first full quarter of benefit from sulfuric acid operations in the fourth quarter.”
Investors’ Conference Call
     An investor’s conference call to review the third quarter results will be held on Wednesday, November 7, 2007, at 8:30 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 9:30 a.m. Central Time on November 7, 2007 through 11:59 p.m. Central Time on November 14, 2007. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 260936. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. MMLP’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas services; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties and anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because MMLP’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with generally accepted accounting principles (GAAP) in the United States. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in Statements of Cash Flows), plus (less) deferred taxes (as reported in its Statements of Cash Flows), plus distribution equivalents from unconsolidated entities (as described below), plus invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in Statements of Operations), plus non-cash derivatives (gain) loss (as reported in Statements of Cash Flows), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on November 6, 2007), plus unit-based compensation (as reported in Statements of Capital).
     MMLP’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in Statements of Cash Flows), plus return of investments from unconsolidated entities (as reported in Statements of Cash Flows), plus distributions in-kind from equity investments (as reported in Statements of Cash Flows). For the quarter ended September 30, 2007, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.2 million, $(0.0) million and $2.1 million, respectively. For the nine months ended September 30, 2007, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.7 million, $2.6 million and $6.6 million, respectively.
     MMLP’s invested cash in unconsolidated entities is calculated as investments in unconsolidated entities (as reported in Statements of Cash Flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on November 6, 2007). For the quarter ended September 30, 2007, MMLP’s investments in unconsolidated entities and expansion capital expenditures in unconsolidated entities were $0.4 million and $0.9 million, respectively. For the nine months ended September 30, 2007, MMLP’s investments in unconsolidated entities and expansion capital expenditures in unconsolidated entities were $6.1 million and $7.0 million, respectively.
Contacts: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
Assets

Cash	$6,600	$3,675
Accounts and other receivables, less allowance for doubtful accounts of $212 and $394	65,872	56,712
Product exchange receivables	11,143	7,076
Inventories	39,847	33,019
Due from affiliates	3,117	1,330
Other current assets	1,164	2,041

Total current assets	127,743	103,853

Property, plant, and equipment, at cost	413,619	323,967
Accumulated depreciation	(92,032)	(76,122)

Property, plant and equipment, net	321,587	247,845

Goodwill	37,405	27,600
Investment in unconsolidated entities	74,042	70,651
Other assets, net	9,510	7,512

	$570,287	$457,461

Liabilities and Partners’ Capital

Current installments of long-term debt	$40	$74
Trade and other accounts payable	79,492	53,450
Product exchange payables	12,349	14,737
Due to affiliates	5,419	10,474
Income taxes payable	722	86
Other accrued liabilities	6,288	3,876

Total current liabilities	104,310	82,697

Long-term debt	210,000	174,021
Deferred income taxes	8,853	—
Other long-term obligations	3,774	2,218

Total liabilities	326,937	258,936

Partners’ capital	245,400	198,403
Accumulated other comprehensive income (loss)	(2,050)	122

Total partners’ capital	243,350	198,525

Commitments and contingencies
	$570,287	$457,461

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2007.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Terminalling and storage	$7,570	$6,163	$21,558	$17,511
Marine transportation	15,469	12,949	44,507	33,170
Product sales:
Natural gas services	120,994	102,217	328,103	288,199
Sulfur	19,632	13,716	51,715	46,729
Fertilizer	10,234	9,256	37,884	33,352
Terminalling and storage	10,951	3,204	19,193	8,418

	161,811	128,393	436,895	376,698

Total revenues	184,850	147,505	502,960	427,379

Costs and expenses:
Cost of products sold:
Natural gas services	115,112	98,639	312,823	278,239
Sulfur	13,850	8,496	35,881	30,668
Fertilizer	8,665	8,243	30,851	29,645
Terminalling and storage	10,004	2,550	16,936	6,866

	147,631	117,928	396,491	345,418

Expenses:
Operating expenses	21,528	17,470	61,184	45,751
Selling, general and administrative	2,890	2,810	8,355	7,801
Depreciation and amortization	6,236	4,577	16,598	12,784

Total costs and expenses	178,285	142,785	482,628	411,754

Other operating income	—	—	—	853

Operating income	6,565	4,720	20,332	16,478

Other income (expense):
Equity in earnings of unconsolidated entities	2,736	2,720	7,204	7,442
Interest expense	(3,640)	(3,189)	(9,956)	(9,225)
Debt prepayment premium	—	—	—	(1,160)
Other, net	54	78	205	330

Total other income (expense)	(850)	(391)	(2,547)	(2,613)

Net income before taxes	5,715	4,329	17,785	13,865
Income taxes	212	—	552	—

Net income	$5,503	$4,329	$17,233	$13,865

General partner’s interest in net income	$465	$218	$1,094	$702
Limited partners’ interest in net income	$5,038	$4,111	$16,139	$13,163

Net income per limited partner unit — basic and diluted	$0.35	$0.32	$1.17	$1.05

Weighted average limited partner units — basic	14,532,826	12,682,342	13,845,573	12,555,968
Weighted average limited partner units — diluted	14,536,939	12,684,889	13,849,749	12,558,601
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2007.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’Capital
						Accumulated
						Other
					General	Comprehensive
	Common		Subordinated		Partner	Income
	Units	Amount	Units	Amount	Amount	Amount	Total
Balances — January 1, 2006	5,829,652	$100,206	3,402,690	$(5,642)	$1,001	$—	$95,565
Net Income	—	9,635	—	3,528	702	—	13,865
Follow-on public offering	3,450,000	95,272	—	—	—	—	95,272
General partner contribution	—	—	—	—	2,052	—	2,052
Unit-based compensation	3,000	17	—	—	—	—	17
Cash distributions	—	(16,987)	—	(6,227)	(830)	—	(24,044)
Change in other comprehensive income	—	—	—	—	—	(316)	(316)

Balances — September 30, 2006	9,282,652	$188,143	3,402,690	$(8,341)	$2,925	$(316)	$182,411

Balances — January 1, 2007	10,603,808	$201,387	2,552,018	$(6,237)	$3,253	$122	$198,525
Net Income	—	13,454	—	2,685	1,094	—	17,233
Follow-on public offering	1,380,000	55,933	—	—	—	—	55,933
General partner contribution	—	—	—	—	1,192	—	1,192
Unit-based compensation	3,000	34	—	—	—	—	34
Cash distributions	—	(21,272)	—	(4,900)	(1,223)	—	(27,395)
Change in other comprehensive income	—	—	—	—	—	(2,172)	(2,172)

Balances — September 30, 2007	11,986,808	$249,536	2,552,018	$(8,452)	$4,316	$(2,050)	$243,350

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2007.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net income	$17,233	$13,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,598	12,784
Amortization of deferred debt issuance costs	810	770
Deferred taxes	(111)	—
Gain on involuntary conversion of property, plant and equipment	—	(853)
Equity in earnings of unconsolidated entities	(7,204)	(7,442)
Distributions from unconsolidated entities	673	506
Distributions in-kind from equity investments	6,628	6,710
Non-cash derivatives (gain) loss	2,036	(154)
Other	45	15
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(4,899)	18,695
Product exchange receivables	(4,067)	(4,754)
Inventories	(6,346)	(5,830)
Due from affiliates	(1,787)	(312)
Other current assets	(167)	90
Trade and other accounts payable	22,429	(21,656)
Product exchange payables	(2,388)	4,903
Due to affiliates	(5,055)	4,967
Income taxes payable	365	—
Other accrued liabilities	903	(5,747)
Change in other non-current assets and liabilities	(94)	(148)

Net cash provided by operating activities	35,602	16,409

Cash flows from investing activities:
Payments for property, plant and equipment	(57,524)	(53,511)
Acquisitions, net of cash acquired	(37,344)	(16,544)
Proceeds from sale of property, plant and equipment	4	770
Insurance proceeds from involuntary conversion of property, plant and equipment	—	2,541
Return of investments from unconsolidated entities	2,642	330
Investments in unconsolidated entities	(6,130)	(7,344)

Net cash used in investing activities	(98,352)	(73,758)

Cash flows from financing activities:
Payments of long-term debt	(125,105)	(105,810)
Proceeds from long-term debt	161,050	84,619
Payments of debt issuance costs	—	(371)
Net proceeds from follow on public offering	55,933	95,272
General partner contribution	1,192	2,052
Cash distributions paid	(27,395)	(24,044)

Net cash provided by financing activities	65,675	51,718

Net increase (decrease) in cash	2,925	(5,631)
Cash at beginning of period	3,675	6,465

Cash at end of period	$6,600	$834

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2007.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)

	Three Months Ended	Nine Months Ended
	September 30	September 30
	2007	2007
Net income	$5,503	$17,233
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	6,236	16,598
Amortization of deferred debt issuance costs	270	810
Deferred taxes	(43)	(111)
Distribution equivalents from unconsolidated entities [1]	2,232	9,943
Invested cash in unconsolidated entities [2]	583	870
Equity in earnings of unconsolidated entities	(2,736)	(7,204)
Non-cash derivatives loss	1,182	2,036
Maintenance capital expenditures [3]	(2,756)	(6,598)
Unit-based compensation	8	34

Distributable cash flow	$10,479	$33,611

	Three Months Ended	Nine Months Ended
	September 30	September 30
	2007	2007
[1] Distribution equivalents from unconsolidated entities:
Distributions from unconsolidated entities	$187	$673
Return of investments from unconsolidated entities	(42)	2,642
Distributions in-kind from equity investments	2,087	6,628

Distribution equivalents from unconsolidated entities	$2,232	$9,943

[2] Invested cash in unconsolidated entities:
Investments in unconsolidated entities	$(353)	$(6,130)
Expansion capital expenditures in unconsolidated entities	936	7,000

Invested cash in unconsolidated entities	$583	$870

[3]	Maintenance capital expenditures exclude hurricane-related maintenance capital expenditures.